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                                                                   EXHIBIT 23



[LETTERHEAD]


CONSENT OF INDEPENDENT ACCOUNTANTS




To the shareholders and
Board of Directors of Vicorp N.V.



We consent to the incorporation by reference in the registration statement of Vicorp N.V. and its subsidiary companies (the "Vicorp Group") on Form 8K of our report dated April 11, 1996, on our audits of the consolidated financial statements and financial statement schedules of the Vicorp Group as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993, which report is included (or incorporated by reference) in the annual report on Form 8 -K.




COOPERS & LYBRAND N.V.
26 June, 1996
Utrecht, The Netherlands